Exhibit 10(y)


                  GENERAL RELEASE AND TERMINATION OF LEASE AGREEMENT


                    GENERAL RELEASE AND TERMINATION OF LEASE AGREEMENT ("Release"), dated as of December 4, 1996, by and between
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          COVER-ALL TECHNOLOGIES INC. (formerly Warner Insurance Services,
          Inc.), a Delaware corporation ("Tenant"), and SOMERSET REALTY ASSOCIATES, L.L.C., a New Jersey limited liability company ("Landlord").

                                 W I T N E S S E T H
                                 - - - - - - - - - -

                    WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement, dated December 11, 1991, as amended by that certain Lease Modification and Extension Agreement, dated May 12, 1995 (together referred to as the "Lease"), relating to 22,368 square feet of the premises located at 130 Belmont Drive, Somerset, New Jersey (the "Premises"); and

                    WHEREAS, Landlord and Tenant desire to terminate the Lease as of the date hereof and fully release each other from any and all issues, differences, rent, additional rent, escalations, liabilities, costs, expenses, obligations, undertakings and claims, whether potential or actual, with respect to, or arising under, the Lease or otherwise, that may currently exist or arise hereafter (hereafter referred to collectively as the "Claims").

                    NOW THEREFORE, in consideration of the payments to be made by Tenant to Landlord as hereinafter provided and the mutual covenants contained in this Release, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                    1.   Termination of Lease.  Landlord and Tenant agree
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          that the Lease and the obligations thereunder are terminated and are of no further force and effect as of the date hereof.

                    2.   Buyout Fee.  Tenant, in full and final settlement
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          of the Claims and as consideration for this Release hereby agrees to pay Landlord a buyout fee (the "Buyout Fee") of $250,000. less the deposit of $104,000. or net payment herewith of $146,000. The Buyout Fee is the only consideration due from Tenant to Landlord.

                    3.   Release by Landlord.  Landlord hereby releases and
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          forever discharges Tenant, Tenant's current, former, and future
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          controlling shareholders, affiliates, related companies,
          subsidiaries, predecessor companies, divisions, shareholders, directors, officers, employees, agents, attorneys, successors, and assigns (and the current, former and future shareholders, directors, officers, employees, agents, and attorneys of such controlling shareholders, affiliates, related companies, subsidiaries, predecessor companies, and divisions), and all persons acting by, through, under, or in concert with any of them (Tenant and the foregoing other persons and entities are hereinafter defined separately and collectively as the "Tenant Releasees"), from the Claims and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether
                                                               -------
          known or unknown, in law or equity, whether statutory or common
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          law, whether federal, state, local, or otherwise, including, but not limited to, any claims relating to, or arising out of any aspect of Tenant's occupancy of the Premises, the Lease or the termination of the Lease which against the Tenant Releasees, or any of them, Landlord, Landlord's successors and assigns ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Release.

                    4.   Release by Tenant.  Tenant hereby releases and
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          forever discharges Landlord, Landlord's current, former, and
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          future controlling shareholders, affiliates, related companies, subsidiaries, predecessor companies, divisions, shareholders, directors, officers, employees, agents, attorneys, successors, and assigns (and the current, former and future shareholders, directors, officers, employees, agents, and attorneys of such controlling shareholders, affiliates, related companies, subsidiaries, predecessor companies, and divisions), and all persons acting by, through, under, or in concert with any of them (Landlord and the foregoing other persons and entities are hereinafter defined separately and collectively as the "Landlord Releasees"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or
                                                      ------- ----- --
          unknown, in law or equity, whether statutory or common law,
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          whether federal, state, local, or otherwise, including, but not limited to, any claims relating to, or arising out of any aspect of Tenant's occupancy of the Premises, the Lease or the termination of the Lease which against the Landlord Releasees, or any of them, Tenant, Tenant's successors and assigns ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Release.

                    5.   Existence and Qualification.  Each of Tenant and
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          Landlord, as the case may be, is validly existing and in good standing under the laws of its respective jurisdiction and has all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Each of Tenant and Landlord, as the case may be, has all requisite power to execute and deliver this Release and to perform its obligations hereunder.

                    6.   Authorization of Agreements.  The execution and
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          delivery by each of Tenant and Landlord, as the case may be, of this Release and the transactions contemplated hereby have been duly authorized by all requisite action on behalf of each such party. This Release has been duly executed and delivered by each of Tenant and Landlord, as the case may be, and this Release constitutes the legal, valid and binding obligation of each of Tenant and Landlord and is enforceable against each such party in accordance with its respective terms except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

                    7.   Successors and Assigns.  This Release shall be
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          binding upon and shall inure to the benefit of Landlord and
          Tenant and their respective heirs, legal representatives, successors and assigns.

                    8.   Entire Agreement.  This Release contains the
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          entire understanding between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior negotiations and understandings. This Release may not be amended or modified except by a written instrument signed by Landlord and Tenant.

                    9.   Severability.  In the event that any one or more
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          provisions of this Release is held to be invalid or
          unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect, unaffected by such invalidity or unenforceability.

                    10.  Governing Law.  This Release shall be interpreted,
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          construed and enforced in accordance with the internal laws of the State of New York.

                    11.  Headings.  The section headings of this Release
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          are for convenience of reference only and are not to be
          considered in construing this Release.

                    12.  Execution in Counterparts.  This Release may be
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          executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed as of the day and year first above written.


                                   COVER-ALL TECHNOLOGIES INC.


                                   By:  /s/ Alfred J. Moccia
                                       --------------------------------
                                       Name:  Alfred J. Moccia
                                       Title: Chairman of the Board and
                                              Chief Executive Officer


                                   SOMERSET REALTY ASSOCIATES


                                   By:  /s/ Illegible
                                       --------------------------------
                                       Name:
                                       Title: